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                                                                   Exhibit 9e


                THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

    THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Second Amendment") is made and dated as of the 13th day of November, 1995 by and between FIRST INTERSTATE BANK OF CALIFORNIA (the "Lender") and NEW USA MUTUAL FUNDS, INC. (the "Company") acting on behalf of THE NEW USA MUTUAL FUND (the "Fund").

                                   RECITALS

    The Company is an open-end management investment company registered under the Investment Company Act of 1940. The Fund is a diversified series of the Company, which may from time to time issue additional series of funds. The Company acting on behalf of the Fund entered into a Revolving Credit Agreement with the Lender (as amended, modified, or waived from time to time, the "Agreement") pursuant to which the Lender agreed to extend credit to the Fund in an aggregate amount not to exceed the Credit Limit (as such term and all other capitalized terms used but not otherwise defined herein are defined in the Agreement) until the Maturity Date. The parties hereto now wish to extend the Maturity Date.

    NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                 AGREEMENT
    1.  Amendment.

    (a) The definition of "Maturity Date" contained in Exhibit A to the Agreement is amended to read as follows:

    "Maturity Date" shall mean (a) November 12, 1996, as such date may be extended from time to time in writing by the Lender, in its sole discretion; or (b) if earlier, the date the Lender terminates its obligation to make further Loans hereunder pursuant to Paragraph 7 above."

    2. Conditions to Effectiveness of Third Amendment. This Third Amendment shall be effective on the date (the "Third Amendment Effective Date") that counterparts have been fully executed and delivered by the Lender and the Company; provided that this Third Amendment shall not be effective unless, as of the Third Amendment Effective Date, (a) all of the representations and warranties contained in this Third Amendment and the Agreement as amended hereby are true and correct except to the extent that they expressly relate to a prior date; and (b) no Event of Default shall have occurred and be continuing; provided, further, that this Third Amendment shall cease to be effective or to have any force or effect and all Obligations outstanding under the Agrement shall be


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immediately due and payable if on or before December 13, 1995 the
Company shall fail to have delivered to the Lender in form and substance satisfactory to the Lender and its counsel (1) certified copies of resolutions of the Board of Directors of the Company approving the execution and delivery of this Third Amendment; (2) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Third Amendment; and (3) an opinion of counsel to the Company with respect to the effectiveness of this Third Amendment to amend the Agreement as provided herein.

    3. Representations and Warranties of the Company. As an inducement to the Lender to enter into this Third Amendment, the Company represents and warrants to the Lender that (a) the Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland; (b) the Company has the corporate power and authority and the legal right to execute, deliver and perform the Loan Documents on behalf of the Fund and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents on behalf of the Fund; (c) this Third Amendment has been duly executed and delivered by the Company on behalf of the Fund; (d) the Agreement as amended hereby constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity; (d) the execution and delivery of this Third Amendment and the performance of the Agreement as amended hereby will not violate any Requirement of Law or any Contractual Obligation of the Company or create or result in the creation of any Lien on any assets of the Company; (e) no consent, approval, authorization of, or registration, declaration or filing with any governmental authority is required on the part of the Company in connection with the execution and delivery of the Third Amendment of the performance of or compliance with the terms, provisions and conditions of the Agreement as amended hereby.

    4. Miscellaneous. This Third Amendment and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. All representations, warranties, covenants and agreements herein contained on the part of the Borrower shall survive the termination of this Third Amendment and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein. This Third Amendment may be executed in any number of counterparts all of which together shall constitute one agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law rules.

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    IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the day and year first above written.


                                NEW USA MUTUAL FUNDS,INC., a Maryland
                                corporation, as the Company



                                By:     /s/ NATALIE CARTER
                                  -----------------------------------
                                Print Name: NATALIE CARTER
                                  -----------------------------------
                                Title:      CHIEF FINANCIAL OFFICER
                                  -----------------------------------

                                FIRST INTERSTATE BANK OF CALIFORNIA,
                                as the Lender


                                By:     /s/ KIM DEFENDERFER
                                  -----------------------------------
                                Print Name: KIM DEFENDERFER
                                  -----------------------------------
                                Title:      VICE PRESIDENT
                                  -----------------------------------